UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2019 (October 31, 2019)

GENESCO INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Road	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 31, 2019, Genesco Inc. (the “Company”) announced that Brent Baxter has been named
Vice President and Chief Accounting Officer of the Company, effective immediately. Mr. Baxter began his employment with the Company on September 30, 2019.

Mr. Baxter, 54, most recently served as group vice president, controller and principal accounting officer for Sally Beauty Holdings, Inc., a publicly traded international specialty retailer and distributor of professional beauty supplies with operations in North America, South America and Europe, a position he has held since 2017. From 2014 and 2016, Mr. Baxter served as senior vice president, controller and chief accounting officer for Stein Mart, Inc., a publicly traded national specialty off-price retailer. From 2006 to 2014, Mr. Baxter served as vice president, accounting, treasury and corporate controller for PetSmart, Inc., a then-publicly traded specialty provider of pet products and services in North America. From 2003 to 2006, Mr. Baxter served as vice president and controller for Cracker Barrel Old Country Store, Inc., a publicly traded restaurant and store operator in the United States.

In connection with his appointment, Mr. Baxter will be entitled to receive (subject to proration for the
Company’s 2020 fiscal year) an initial base salary of $290,000, an initial target incentive award for fiscal
2021 under the Company’s Second Amended and Restated EVA Incentive Compensation Plan equal to
50% of Mr. Baxter’s initial base salary, and an initial long term incentive grant of restricted stock under the Company’s Second Amended and Restated 2009 Equity Incentive Plan in June 2020 with a grant date fair value equal to 50% of Mr. Baxter’s initial base salary. Mr. Baxter will also receive a signing bonus of $100,000, payable over the next six-month period beginning on the date of commencement of his employment with the Company.

In addition, following his appointment, Mr. Baxter is expected to enter into a New Employment Protection Agreement (as defined below).

A press release by the Company announcing the appointment is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Amendment to Employment Protection Agreements - Removal of Tax Gross-Up Provisions

On October 30, 2019, the Board approved the revisions to the form of employment protection agreement (the “New Employment Protection Agreement”) for certain executive officers of the Company for use going forward. The New Employment Protection Agreement, eliminated the excise tax gross-up payment contained in the Company's then-existing employment protection agreements. All future employment protection agreements between the Company and its executive officers, including Mr. Baxter’s, will now exclude the excise tax gross-up.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits
The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Form of Employment Protection Agreement dated as of October 30, 2019
99.1	Press Release dated October 31, 2019, issued by Genesco Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: October 31, 2019	By:	/s/ Mel Tucker
	Name:	Mel Tucker
	Title:	Senior Vice President and Chief Financial Officer